EXHIBIT 10.3


      Herley Announces Election of Michael Pocalyko to Board of Directors

January 12, 2010

LANCASTER, Pa., January 12 /PRNewswire-FirstCall/ -- Herley Industries, Inc. (Nasdaq: HRLY) announced today that Michael N. Pocalyko has been elected to its Board of Directors. Mr. Pocalyko was elected as a Class II director to serve until the 2011 Annual Meeting of Stockholders. In connection with his election, the Board of Directors determined that Mr. Pocalyko is an independent director under NASDAQ's listing rules and also satisfies the enhanced independence requirements for service on the Company's Audit Committee. Mr. Pocalyko also qualifies as a "financial expert" under NASDAQ's listing rules and applicable regulations of the Securities and Exchange Commission and was appointed to serve on the Company's Audit Committee.

Mr. Pocalyko is managing director and chief executive officer of Monticello Capital in Chantilly, Virginia, an investment bank and private equity firm that specializes in technology companies and mergers and acquisitions, operating internationally in eleven countries. He has extensive experience as an expert financial advisor, corporate director, and principal in high-growth multinational corporations in the advanced technology manufacturing, engineering services, defense and aerospace, and biomedical industries. He currently chairs the board of TherimuneX Pharmaceuticals, Inc. in Doylestown, Pennsylvania and previously chaired Advanced Environmental Resources, Inc. in Reston, Virginia and Erdevel Europa S.a r.l. in Luxembourg and Saudi Arabia. He also represented two governors of Virginia on the Commonwealth Competition Council. Prior to his career as a financier Mr. Pocalyko was a Navy commander and served in the Office of the Secretary of Defense and on the staff of the Secretary of the Navy. He is a Beirut veteran and was a decorated Navy pilot. Mr. Pocalyko earned his bachelor's degree at Muhlenberg College, his Master in Public Administration degree at the Harvard Kennedy School, and his Master of Business Administration degree at the Wharton School of the University of Pennsylvania. He holds the Certificate of Director Education (CDE) from the National Association of Corporate Directors and has graduated from corporate director executive education programs at Wharton and the University of Chicago

John Thonet, Chairman of the Board, commented on Mr. Pocalyko's election: "Mr. Pocalyko is a distinguished financial executive and top mergers and acquisitions advisor for technology companies. This background, together with his years of experience in the engineering and defense sectors in which Herley Industries operates, and his proven record as a corporate director, will add depth and dimension to Herley's Board."


Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 1,000 employees. Additional information about the Company can be found on the internet at www.herley.com.

For information at Herley contact:

Peg Guzzetti                           Tel: (717) 397-2777
Investor Relations                     www.herley.com

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. Forward-looking statements involve various important assumptions, risks, uncertainties and other factors which could cause our actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this discussion can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "plan," "intend," "may," "should" or the negative of these terms or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievement. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, cancellation or deferral of customer orders, technological change or difficulties, difficulties in the timely development of new products, difficulties in manufacturing, commercialization and trade difficulties and current economic conditions, including the potential for significant changes in U.S. defense spending under the new Administration which could affect future funding of programs and allocations within the budget to various programs as well as the factors set forth in this report and in our public filings with the Securities and Exchange Commission.